Exhibit 99.1

TIPTREE REPORTS Q2 2020 RESULTS

•
Revenues of $199.2 million for the quarter, up $8.1 million or 4.2% from the prior year period. Year-to-date revenues of $328.9 million, down 12.3% from the prior year period, driven by unrealized investment mark-to-market losses. Excluding marks, year-to-date revenues up 16.9% versus 2019.

•
Operating EBITDA(1) of $22.2 million increased 74.8% from the prior year period, primarily driven by improved performance in Tiptree Capital. Year-to-date Operating EBITDA of $38.0 million, increased 50.2% from prior year period, driven by improvements in Tiptree Insurance and Tiptree Capital.

•
Book value per share of $9.97 as of June 30, 2020, a decrease of 11.7% (including dividends paid of $0.16 per share), driven by unrealized mark-to-market losses partially offset by the purchase and retirement of 1.3 million shares at an average 40% discount to book value.

•	Declared a dividend of $0.04 per share to stockholders of record on August 24, 2020 with a payment date of August 31, 2020.

New York, New York - August 5, 2020 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a holding company that combines specialty insurance operations with investment management, today announced its financial results for the three and six months ended June 30, 2020.

($ in millions, except per share information)	Three Months Ended June 30,		Six Months Ended June 30,
GAAP:	2020	2019	2020	2019
Total revenues	$199.2	$191.1	$328.9	$375.0
Net income (loss) attributable to common stockholders	$3.8	$11.7	$(56.2)	$15.7
Diluted earnings per share	$0.10	$0.32	$(1.64)	$0.43
Cash dividends paid per common share	$0.040	$0.075	$0.080	$0.075

Non-GAAP: (1)
Operating EBITDA	$22.2	$12.7	$38.0	$25.3
Book value per share	$9.97	$11.47	$9.97	$11.47
____________________________
(1) For further information relating to the Company’s Operating EBITDA and Book value per share, including a reconciliation to GAAP financials, see “—Non-GAAP Reconciliations” below.

Earnings Conference Call
Tiptree will host a conference call on Thursday, August 6, 2020 at 9:00 a.m. Eastern Time to discuss its Q2 2020 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, August 6, 2020 at 1:00 p.m. Eastern Time, until midnight Eastern on Thursday, August 13, 2020. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13704801.

Financial Overview

Overall:

•
Book value per share of $9.97 as of June 30, 2020, a decrease of 11.7% (including dividends) from June 30, 2019, primarily driven by the unrealized mark-to-market losses on our investment in Invesque, and equities and other securities held in the insurance investment portfolio.

•	Cash and cash equivalents of $80.6 million as of June 30, 2020, of which $70.2 million resides outside our statutory insurance subsidiaries.

•	We purchased and retired 1,342,168 shares of our common stock for $8.5 million.

Tiptree Insurance:

•
Gross written premiums and equivalents for year-to-date 2020 were $694 million, up 23% from the prior year, driven by growth in warranty and specialty programs. Net written premiums were $232.9 million, down 15.2%, driven by lower volumes and risk retention in credit protection programs.

•
Pre-tax loss in Tiptree Insurance was $13.0 million for the six months ended June 30, 2020, driven primarily by investment mark-to-market losses of $28.0 million on equities, loans, and other securities held at fair value, approximately $12.2 million of which is related to Invesque. While equities, other than Invesque, and other securities held at fair value in our portfolio recovered partially in the second quarter of 2020, the markets remain volatile.

•
Tiptree Insurance Operating EBITDA was $29.0 million for the six months ended June 30, 2020, up $0.5 million, due to improvement in underwriting performance, including the acquisition of Smart AutoCare, partially offset by lower investment income from lower interest rates.

•	Stable combined ratio of 92.6%, consistent with prior underwriting performance.

•
In August 2020, our Insurance company revolver was upsized to $200 million from $75 million, and extended to a three-year maturity. The facility will be used to support organic growth and to finance potential bolt-on acquisitions.

Tiptree Capital:

•	The pretax loss in Tiptree Capital was $48.1 million for the six months ended June 30, 2020, primarily driven by the unrealized mark-to-market loss of $58.4 million on our investment in Invesque.

•
Operating EBITDA grew year over year, driven by the inclusion of all five vessels in our maritime transportation business, and improved results in our specialty finance business from higher loan origination volume and margins.

Consolidated Results of Operations
Revenues

For the three months ended June 30, 2020, revenues were $199.2 million, which increased $8.1 million, or 4.2% compared to the prior year period. For the six months ended June 30, 2020, revenues were $328.9 million, which decreased $46.1 million, or 12.3%, primarily due to net realized and unrealized losses on Invesque and other securities held at fair value. Earned premiums and service and administrative fees were $150.2 million for the three months ended June 30, 2020, up $7.0 million, or 4.9%, and $315.2 million for the six months ended June 30, 2020, up $27.1 million, or 9.4%, driven by growth in warranty service contracts and light commercial specialty programs. Offsetting these increases were net unrealized losses of $6.3 million and $90.2 million for the three and six month period on Invesque, other equity holdings, loans at fair value and other securities combined with lower net investment income as a result of lower interest rates.

The combination of unearned premiums and deferred revenues on the balance sheet grew by $306.4 million, or 42.2%, from June 30, 2019 to June 30, 2020 as a result of increased written premiums, primarily in warranty programs, including the acquisition of Smart AutoCare which contributed $172.7 million of growth in deferred revenues, and in light commercial specialty programs.

The table below provides a break down between net realized and unrealized gains and losses from Invesque and from other securities which impacted our consolidated results on a pre-tax basis. Many of our investments are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these investments to be relatively volatile between periods, which is highlighted by the recent market declines caused by uncertainly regarding the impact of COVID-19 and oversupply in the oil markets. Our fixed income securities are primarily marked to market through accumulated other comprehensive income (AOCI) in stockholders’ equity and do not impact net realized and unrealized gains and losses until they are sold.

($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net realized and unrealized gains (losses)(1)	$5.6	$8.7	$(19.6)	$10.2
Net realized and unrealized gains (losses) - Invesque	$(11.9)	$3.7	$(70.6)	$6.2
____________________________
(1) Excludes Invesque, Mortgage realized and unrealized gains and losses and NPLs.

Net Income (Loss) Attributable to Common Stockholders

For the three months ended June 30, 2020, net income available to common stockholders was $3.8 million, a decrease of $7.9 million. For the six months ended June 30, 2020, net loss available to common stockholders was $56.2 million, a decrease of $71.9 million. The decrease was primarily driven by the same factors that impacted revenues.

Non-GAAP

Management uses Operating EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA provides supplemental information useful to investors as it is frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. Operating EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Operating EBITDA for the three months ended June 30, 2020 was $22.2 million, an increase of $9.5 million, or 74.8% from the prior year period, and $38.0 million for the six months ended June 30, 2020, an increase of $12.7 million, or 50.2%. For the three and six months ended June 30, 2020, the key driver of the increase was improved performance in Tiptree Capital and lower executive incentive compensation accruals at Corporate.

Total stockholders’ equity was $347.2 million as of June 30, 2020 compared to $407.1 million as of June 30, 2019. Over the past twelve months, Tiptree returned $14.0 million to shareholders through share repurchases and dividends paid. Book value per share for the period ended June 30, 2020 was $9.97, a decrease from book value per share of $11.47 as of June 30, 2019. The key drivers of the period-over-period reduction were losses per share and dividends paid of $0.16 per share. The decrease was partially offset by the purchase of 1.342 million shares at an average 40% discount to book value.

Results by Segment

We classify our business into one reportable segment, Tiptree Insurance, with the remainder of our non-insurance operations aggregated into Tiptree Capital. Corporate activities include holding company interest expense, corporate employee compensation and benefits, and other expenses, including, but not limited to, public company expenses. The following table presents the components of total pre-tax income.

Pre-tax Income

($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Tiptree Insurance	$14.1	$12.0	$(13.0)	$20.1
Tiptree Capital	(1.8)	11.7	(48.1)	17.6
Corporate	(7.8)	(7.9)	(16.2)	(16.8)
Pre-tax income (loss)	$4.5	$15.8	$(77.3)	$20.9

Operating EBITDA - Non-GAAP (1)
The following tables present the components of Operating EBITDA.

($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Tiptree Insurance	$14.7	$14.8	$29.0	$28.5
Tiptree Capital	11.8	3.6	17.9	8.3
Corporate	(4.3)	(5.7)	(8.9)	(11.5)
Operating EBITDA (1)	$22.2	$12.7	$38.0	$25.3
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(1)	For further information relating to the Company’s Operating EBITDA, including a reconciliation to pre-tax income, see “—Non-GAAP Reconciliations.”

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that allocates capital across a broad spectrum of businesses, assets and other investments. Our principal operating business, Tiptree Insurance, along with its subsidiaries, is a leading provider of specialty insurance, warranty products and related administration services. We also allocate capital to a diverse group of select investments that we refer to as Tiptree Capital. For more information, please visit www.tiptreeinc.com.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)

	As of
	June 30, 2020	December 31, 2019
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$345,718	$335,192
Loans, at fair value	86,271	108,894
Equity securities	118,328	155,378
Other investments	207,524	137,472
Total investments	757,841	736,936
Cash and cash equivalents	80,604	133,117
Restricted cash	77,307	11,473
Notes and accounts receivable, net	324,617	286,968
Reinsurance receivables	591,034	539,833
Deferred acquisition costs	181,367	166,493
Goodwill	163,366	99,147
Intangible assets, net	136,525	47,974
Other assets	86,775	68,510
Assets held for sale	81,065	107,835
Total assets	$2,480,501	$2,198,286

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$402,282	$374,454
Unearned premiums	712,592	754,993
Policy liabilities and unpaid claims	195,780	144,384
Deferred revenue	320,024	94,601
Reinsurance payable	169,297	143,869
Other liabilities and accrued expenses	258,192	172,140
Liabilities held for sale	75,145	102,430
Total liabilities	$2,133,312	$1,786,871

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 33,676,183 and 34,562,553 shares issued and outstanding, respectively	34	35
Additional paid-in capital	318,817	326,140
Accumulated other comprehensive income (loss), net of tax	5,827	1,698
Retained earnings	11,143	70,189
Total Tiptree Inc. stockholders’ equity	335,821	398,062
Non-controlling interests	11,368	13,353
Total stockholders’ equity	347,189	411,415
Total liabilities and stockholders’ equity	$2,480,501	$2,198,286

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Earned premiums, net	$107,255	$116,576	$228,576	$235,549
Service and administrative fees	42,865	26,728	86,589	52,623
Ceding commissions	4,535	3,048	11,060	5,552
Net investment income	2,292	3,428	5,780	7,729
Net realized and unrealized gains (losses)	30,110	23,333	(32,331)	43,444
Other revenue	12,137	17,959	29,191	30,078
Total revenues	199,194	191,072	328,865	374,975
Expenses:
Policy and contract benefits	49,147	39,422	110,023	80,263
Commission expense	67,903	72,737	138,304	147,640
Employee compensation and benefits	40,678	30,969	79,179	60,122
Interest expense	7,646	6,532	15,197	13,452
Depreciation and amortization	4,371	3,291	8,234	6,385
Other expenses	25,015	22,416	55,245	46,253
Total expenses	194,760	175,367	406,182	354,115
Income (loss) before taxes	4,434	15,705	(77,317)	20,860
Less: provision (benefit) for income taxes	(5)	3,501	(21,186)	4,355
Net income (loss) before non-controlling interests	4,439	12,204	(56,131)	16,505
Less: net income (loss) attributable to non-controlling interests	623	458	60	834
Net income (loss) attributable to common stockholders	$3,816	$11,746	$(56,191)	$15,671

Net income (loss) per common share:
Basic earnings per share	$0.11	$0.33	$(1.64)	$0.44
Diluted earnings per share	$0.10	$0.32	$(1.64)	$0.43

Weighted average number of common shares:
Basic	33,984,195	34,527,230	34,269,096	34,599,739
Diluted	33,984,195	34,527,230	34,269,096	34,599,739

Dividends declared per common share	$0.04	$0.04	$0.08	$0.08

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Operating EBITDA

The Company defines Operating EBITDA as GAAP net income of the Company adjusted to add (i) corporate interest expense, consolidated income taxes and consolidated depreciation and amortization expense, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, (iv) any significant non-recurring expenses, (v) stock based compensation expense, (vi) less realized and unrealized gains and losses, and (vii) less third party non-controlling interests. Operating EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income.

($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) attributable to common stockholders	$3.8	$11.8	$(56.2)	$15.7
Add: net (loss) income attributable to non-controlling interests	0.7	0.4	0.1	0.8
Income (loss)	$4.5	$12.2	$(56.1)	$16.5
Corporate debt related interest expense(1)	5.9	4.9	11.2	9.9
Consolidated income tax expense (benefit)	—	3.5	(21.2)	4.4
Depreciation and amortization expense(2)	4.3	3.1	8.1	6.1
Non-cash fair value adjustments	(0.9)	(0.2)	(0.6)	(0.2)
Non-recurring expenses(3)	0.1	—	2.7	2.0
Stock based compensation expense	1.9	1.6	3.6	3.0
Realized and unrealized (gain) loss(4)	6.3	(12.4)	90.2	(16.4)
Third party non-controlling interests(5)	0.1	—	0.1	—
Operating EBITDA	$22.2	$12.7	$38.0	$25.3
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(1)
Corporate debt interest expense includes interest expense from secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in Tiptree Insurance and Tiptree Capital is not added-back for Operating EBITDA.

(2)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at our insurance companies. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our insurance companies increased EBITDA above what the historical basis of accounting would have generated.

(3)	Acquisition, start-up and disposition costs, including debt extinguishment, legal, taxes, banker fees and other costs.
(4)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs, as those are recurring in nature and align with those business models.
(5)	Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee-based shares.

Non-GAAP Financial Measures — Operating EBITDA

The tables below present Operating EBITDA by business component.

	Three Months Ended June 30, 2020
($ in millions)	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$14.1	$(1.8)	$(7.8)	$4.5
Adjustments:
Corporate debt related interest expense(1)	3.2	—	2.7	5.9
Depreciation and amortization expenses(2)	2.6	1.5	0.2	4.3
Non-cash fair value adjustments	—	(0.9)	—	(0.9)
Non-recurring expenses(3)	0.1	—	—	0.1
Stock-based compensation expense	0.5	0.8	0.6	1.9
Realized and unrealized (gain) loss(4)	(5.8)	12.1	—	6.3
Third party non-controlling interests(5)	—	0.1	—	0.1
Operating EBITDA	$14.7	$11.8	$(4.3)	$22.2

	Six Months Ended June 30, 2020
($ in millions)	Tiptree Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$(13.0)	$(48.1)	$(16.2)	$(77.3)
Adjustments:
Corporate debt related interest expense(1)	6.5	—	4.7	11.2
Depreciation and amortization expenses(2)	4.8	2.9	0.4	8.1
Non-cash fair value adjustments	—	(0.6)	—	(0.6)
Non-recurring expenses(3)	2.3	—	0.4	2.7
Stock-based compensation expense	0.8	1.0	1.8	3.6
Realized and unrealized (gain) loss(4)	27.6	62.6	—	90.2
Third party non-controlling interests(5)	—	0.1	—	0.1
Operating EBITDA	$29.0	$17.9	$(8.9)	$38.0

	Three Months Ended June 30, 2019
($ in millions)	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$12.0	$11.7	$(7.9)	$15.8
Adjustments:
Corporate debt related interest expense(1)	3.3	—	1.6	4.9
Depreciation and amortization expenses(2)	2.1	0.8	0.1	3.0
Non-cash fair value adjustments	—	(0.2)	—	(0.2)
Non-recurring expenses(3)	0.1	0.2	(0.3)	—
Stock-based compensation expense	0.7	0.1	0.8	1.6
Realized and unrealized (gain) loss(4)	(3.4)	(9.0)	—	(12.4)
Operating EBITDA	$14.8	$3.6	$(5.7)	$12.7

	Six Months Ended June 30, 2019
($ in millions)	Tiptree Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$20.1	$17.6	$(16.8)	$20.9
Adjustments:
Corporate debt related interest expense(1)	6.7	—	3.2	9.9
Depreciation and amortization expenses(2)	4.3	1.6	0.2	6.1
Non-cash fair value adjustments	—	(0.2)	—	(0.2)
Non-recurring expenses(3)	1.4	0.2	0.4	2.0
Stock-based compensation expense	1.3	0.2	1.5	3.0
Realized and unrealized (gain) loss(4)	(5.3)	(11.1)	—	(16.4)
Operating EBITDA	$28.5	$8.3	$(11.5)	$25.3
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The footnotes below correspond to the tables above, under “Non-GAAP Financial Measures — Operating EBITDA”

(1)
Corporate debt interest expense includes interest expense from secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in Tiptree Insurance and Tiptree Capital is not added-back for Operating EBITDA.

(2)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at our insurance companies. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our insurance companies increased EBITDA above what the historical basis of accounting would have generated.

(3)	Acquisition, start-up and disposition costs, including debt extinguishment, legal, taxes, banker fees and other costs.
(4)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs, as those are recurring in nature and align with those business models.
(5)	Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee-based shares.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in millions, except per share information)	As of June 30,
	2020	2019
Total stockholders’ equity	$347.2	$407.1
Less: Non-controlling interests	11.4	11.0
Total stockholders’ equity, net of non-controlling interests	$335.8	$396.1

Total common shares outstanding	33.7	34.5

Book value per share	$9.97	$11.47